EXHIBIT 10.15
                        CHEX GUARANTEE SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") is made as of March 8, 2004, by and between Chex Services, Inc. ("Chex"), a Minnesota corporation, Pandora Select Partners, L.P., ("Pandora") and Whitebox Hedged High Yield Partners, L.P., ("WHHY").

                                    RECITALS

         A. Equitex, Inc., a Delaware corporation ("Equitex"), Pandora and WHHY have entered into a Purchase Agreement dated as of this date, pursuant to which Pandora is purchasing a $3,000,000, and WHHY is purchasing a $2,000,000, face amount promissory note (together the "Notes") from Equitex in consideration of a $5,000,000 loan (the "Equitex Loan") by Pandora and WHHY to Equitex. Pandora and WHHY are referred to herein as the "Secured Parties."

         B. In connection with the issuance of the Equitex Notes, Equitex is pledging to Secured Parties its interest in the capital stock of Chex, its wholly owned subsidiary, under the terms of a Security Agreement dated as of this date (the "Equitex Security Agreement").

         C. Equitex, concurrent with its borrowing of $5,000,000 from Secured Parties, is loaning $5,000,000 to Chex (the "Chex Loan") under the terms of a promissory note in the like principal amount dated as of the date of this Agreement.

         D. As a condition to making the Equitex Loan, Secured Parties are requiring, and as a condition of making the Chex Loan, Equitex is requiring, that Chex guarantee (the "Guarantee") the obligations of Equitex under the Notes and Equitex Security Agreement, and secure the Guarantee by pledging all of Chex's assets.

         NOW, THEREFORE, in consideration of the agreements herein and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                   ARTICLE 1.
                                  DEFINED TERMS

         1.1 Definitions. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Uniform Commercial Code in effect in the State of Minnesota (the "UCC"). In addition, the following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

                  "Loan Documents" means the Guarantee and this Agreement.

                  "Obligations" means the payment and other performance obligations under the Guarantee.

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                                   ARTICLE 2.
                                SECURITY INTEREST

2.1 Grant of Security Interest. To secure the timely payment and performance in full of the Obligations, Chex does hereby assign, grant and pledge to Secured Parties, all of the estate, right, title and interest of Chex in and to the Collateral as more fully described on Exhibit A hereto, whether now owned or later acquired or created, and including all proceeds of the Collateral, whether cash or non-cash (the "Collateral"). As to any equity interest that Chex may acquire (the "Pledged Equity Interests") in wholly or partially owned subsidiaries (each a "Pledged Entity"), the Collateral includes Chex's share of:

            (a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Chex in respect of or in exchange for all or any portion of such Pledged Equity Interests;

            (b) all of Chex's capital or ownership interest, including capital accounts, in each Pledged Entity, and all accounts, deposits or credits of any kind with each Pledged Entity;

            (c) all of Chex's voting rights in or rights to control or direct the affairs of each Pledged Entity;

            (d) all of Chex's rights, title and interest, as a member or shareholder of each Pledged Entity, in, to or under any and all of each Pledged Entity's assets or properties;

            (e) all other rights, title and interest in or to each Pledged Entity derived from the Pledged Equity Interests;

            (f) all indebtedness or other obligations of each Pledged Equity owed to Chex;

            (g) all claims of Chex for damages arising out of, or for any breach or default relating to, any of the Pledged Equity Interests;

            (h) all rights of Chex to terminate, amend, supplement, modify, or cancel, the governing documents of any Pledged Entity, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder; and

            (i) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Chex reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests.

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         2.2 Delivery of Certificates. All certificates, notes and other instruments representing or evidencing any Pledged Equity Interests shall be delivered to and held by or on behalf of Secured Parties, or their designee pursuant hereto, in the manner set forth in Section 4.6 (Delivery of Pledged Equity Interests; Proxy).

         2.3 Financing Statements.

         (a) Chex hereby authorizes Secured Parties to file all financing statements, continuation statements, assignments, certificates, and other documents and instruments with respect to the Collateral pursuant to the UCC and otherwise as may be necessary or reasonably requested by Secured Parties to perfect or from time to time to publish notice of, or continue or renew the security interests granted hereby (including, such financing statements, continuation statements, certificates, and other documents as may be necessary or reasonably requested to perfect a security interest in any additional property rights hereafter acquired by Chex or in any replacements, products or proceeds thereof), in each case in form and substance satisfactory to Secured Parties.

         (b) Secured Parties will pay the cost of filing the same in all public offices where filing is necessary or reasonably requested by Secured Parties and will pay any and all recording, transfer or filing taxes that may due in connection with any such filing. Chex grants Secured Parties the right, at any time and at Secured Parties' option, to file any or all such financing statements, continuation statements, and other documents pursuant to the UCC and otherwise as Secured Parties reasonably may deem necessary or desirable.

         (c) Chex hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Secured Parties may reasonably determine are necessary or advisable to perfect the security interests granted to Secured Parties. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Secured Parties may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Secured Parties herein.

         2.4 Debtor RemainS Liable.

         (a) Anything herein contained to the contrary notwithstanding, Chex shall remain liable under its articles of incorporation, bylaws or other constituent documents (together, the "Constituent Documents"), to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Secured Parties shall have no obligations or liabilities under the Constituent Documents by reason of or arising out of this Agreement, nor shall Secured Parties be required or

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obligated in any manner to perform or fulfill any obligations of Chex thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by their or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

         (b) If any default by Chex under any of the Constituent Documents shall occur, Secured Parties shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Chex and to the parties to such agreement. Any cure by Secured Parties of Chex's default under a Constituent Document shall not be construed as an assumption by Secured Parties of any obligations, covenants or agreements of Chex under the Constituent Documents, and Secured Parties shall not incur any liability to Chex or any other person as a result of any actions undertaken by Secured Parties in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Chex under any of the Constituent Documents.

         2.5 Retention of Certain Rights. So long as Secured Parties have not exercised remedies with respect to the Collateral under and in accordance with this Agreement, upon the occurrence and during the continuance of an Event of Default, Chex reserves the right to exercise all voting rights with respect to the Pledged Equity Interests; provided, that no vote shall be cast, right exercised or other action taken which could materially impair the Collateral.

         2.6 merger or reorganization. Notwithstanding anything to the contrary contained herein, Chex may engage in a merger, consolidation or sale of its business, but only as permitted by Section 2.6 of the Equitex Security Agreement, which Section is incorporated herein by reference.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF DEBTOR

         Chex makes the following representations and warranties to and in favor of Secured Parties as of the date hereof. All of these representations and warranties shall survive the execution and delivery of this Agreement:

         3.1 ORGANIZATION. Chex:

         (a) is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Minnesota;

         (b) is duly qualified, authorized to do business as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; and

         (c) has the corporate power (A) to enter into the Loan Documents and to perform its obligations thereunder and to consummate the transactions contemplated thereby, (B) to carry on its business as now being conducted and as proposed to be conducted by it, (C) to execute, deliver and perform this Agreement, (D) to take all action as may be necessary to consummate the transactions contemplated hereunder, and (E) to grant the liens and security interests provided for in this Agreement.

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         3.2 OFFICES, LOCATION OF COLLATERAL. The chief executive office or chief place of business of Chex is located at 11100 Wayzata Boulevard, Minnetonka, Minnesota 55305.

         3.3 Title and Liens. The Pledged Equity Interests, if and when owned by Chex will be duly authorized and validly issued, and fully paid and non-assessable. Chex has good, valid, and marketable title to the Collateral, free from all liens and encumbrances of any kind. As a result of this Agreement, Secured Parties will have a security interest in the Collateral, subordinate only to the security interest of Equitex under a Chex Note Security Agreement entered into between Equitex and Chex as of this date.

         3.4 UCC Article 8. All membership interests or shares in any Pledged Entity that constitute the Pledged Equity Interests will be securities governed by Article 8 of the UCC.

         3.5 Authorization; No Conflict. Chex has duly authorized, executed and delivered this Agreement, and Chex's execution and delivery hereof and its consummation of the transactions contemplated hereby and the compliance with the terms thereof:

         (a) does not or will not contravene the Constituent Documents of any Pledged Entity or any other legal requirements applicable to or binding on Chex which could reasonably be expected to have a material adverse effect upon the Collateral or Secured Parties' rights therein;

         (b) does not or will not contravene or result in any breach of or constitute any default, or result in or require the creation of any lien upon any of Chex's property, under any agreement or instrument to which Chex is a party or by which it or any of its properties may be bound or affected; and

         (c) does not or will not require the consent or approval of any third party which has not already been obtained.

         3.6 Enforceability. This Agreement is a legal, valid and binding obligation of Secured Parties, enforceable against Chex in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles.

                                   ARTICLE 4.
                               COVENANTS OF DEBTOR

         Chex covenants to and in favor of Secured Parties as follows:

         4.1 Compliance with Obligations. Chex shall perform and comply in all material respects with all obligations and conditions on its part to be performed with respect to the Collateral.

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         4.2 Information Concerning Collateral. Chex shall, promptly upon request, provide to Secured Parties all information and evidence they may reasonably request concerning the Collateral to enable Secured Parties to enforce the provisions of this Agreement.

         4.3 Defense of Collateral. Chex shall defend its title to the Collateral and the interests of Secured Parties in the Collateral pledged hereunder against the claims and demands of all third parties whomsoever.

         4.4 Maintenance of Collateral. Chex shall not (i) take any action to terminate, modify or amend any Constituent Document of any Pledged Entity which impairs Secured Parties' interest in the Collateral, except with the consent of Secured Parties, (ii) fail to deliver to Secured Parties a copy of each demand or notice received or given by it relating to any Constituent Document of Chex or to any other Collateral which could reasonably be expected to have a material adverse effect upon the Collateral or Secured Parties' rights therein, or (iii) sell, contract to sell, assign, transfer or dispose of any of the Collateral, except, in the ordinary course of business, or with the consent of Secured Parties, which consent will not be unreasonably withheld.

         4.5 Events of Default. Chex shall give to Secured Parties prompt notice of any material default under any Constituent Document of any Pledged Entity or otherwise with respect to the Collateral, of which Chex has knowledge or has received notice.

         4.6 DELIVERY OF PLEDGED EQUITY INTERESTS; PROXY. All certificates or instruments representing or evidencing the Pledged Equity Interests shall be delivered to and held by or on behalf of Secured Parties pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to Secured Parties. Secured Parties shall have the right, at any time its discretion and without prior notice to Chex, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of Secured Parties or any of its nominees any or all of the Pledged Equity Interests and to exchange certificates or instruments representing or evidencing Pledged Equity Interests for certificates or instruments of smaller or larger denominations; provided, however, that once such Event of Default has been cured, Secured Parties will promptly transfer to or register in the name or cause its nominees to transfer to or register in the name of Chex all such Pledge Equity Interests. In furtherance of the foregoing, Chex shall further execute and deliver to Secured Parties as to each of the Pledged Equity Interests a proxy in the form attached hereto as Exhibit B.

         4.7 Preservation of Value; Limitation of Liens. Chex shall not take any action in connection with the Collateral which would impair in any material respect the interests or rights of Secured Parties therein or with respect thereto, except as expressly permitted hereby; provided, however, that nothing in this Agreement shall prevent Chex, prior to the exercise by Secured Parties of any rights pursuant to the terms hereof, from undertaking Chex's operations in the ordinary course of business. Chex shall not directly or indirectly

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create, incur, assume or suffer to exist any liens on or with respect to all or any part of the Collateral (other than the lien created by this Agreement). Chex shall at its own cost and expense promptly take such action as may be necessary to discharge any such liens.

         4.8 No Other Filings. Chex shall not file or authorize to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral, except as contemplated by the Chex Note Security Agreement dated as of this date between Chex and Equitex.

         4.9 Maintenance of Records. Chex shall, at all times, keep accurate and complete records of the Collateral. Chex shall permit representatives of Secured Parties, upon reasonable prior notice, at any time during normal business hours of Chex to inspect and make abstracts from Chex's books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Secured Parties' request, Chex shall promptly deliver copies of any and all such records to Secured Parties.

         4.10 Payment of Taxes. Chex shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by them hereunder and shall retain copies of, and, upon request, permit Secured Parties to examine receipts showing payment of any of the foregoing.

         4.11 Name; Jurisdiction of Organization. Chex shall give Secured Parties at least 30 days prior written notice before Chex changes its name, jurisdiction of organization or entity type and shall at the expense of Chex execute and deliver such instruments and documents as may be required by Secured Parties or applicable legal requirements to maintain a first perfected security interest in the Collateral.

         4.12 Proceeds of Collateral. Chex shall, at all times, keep pledged to Secured Parties pursuant hereto all Collateral and all dividends, distributions, interest, principal and other proceeds received by Chex with respect thereto, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to Chex in respect of any Collateral, and shall not permit any issuer of such Collateral to issue any shares of stock or other equity interests which shall not have been immediately duly pledged to Secured Parties hereunder.

                                   ARTICLE 5.
                               RIGHTS AND REMEDIES

         5.1 Event of Default Defined. Any event of default under the Guarantee shall constitute an "Event of Default" hereunder.

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         5.2 Remedies Upon Event of Default.

         (a) During any period during which an Event of Default shall have occurred and be continuing, Secured Parties may (but shall be under no obligation to), directly or by using agent or broker:

            (i) in connection with any acceleration and foreclosure, vote or exercise, any and all of Chex's rights or powers incident to its ownership of any of the Pledged Equity Interests, including any rights or powers to manage or control a Pledged Entity;

            (ii) proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;

            (iii) cause all moneys and other property pledged as security to be paid and/or delivered directly to it, and demand, sue for, collect and receive any such moneys and property;

            (iv) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations of Chex or rights included in the Collateral, or for specific enforcement of any covenant or agreement contained herein, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

            (v) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations of Chex are issued or secured;

            (vi) subject to Section 5.2(b), sell, lease or otherwise dispose of any or all of the Collateral, in one or more transactions, at such prices as Secured Parties may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell, lease or otherwise dispose of, or of time or place of disposition (except such notice as is required by applicable statute and cannot be waived), it being agreed that Secured Parties may be purchasers or lessees on their own behalf at any such sale and that Secured Parties or anyone else who may be the purchaser, lessee or recipient for value of any or all of the Collateral so disposed of shall, upon such disposition, acquire all of Chex's rights therein. Secured Parties may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the same, and such sale may, without further notice or publication, be made at any time or place to which the same may be so adjourned. If Secured Parties sell any of the Collateral upon credit, after reasonable inquiry as to the credit worthiness of the purchaser, Chex will be credited only with payments actually made by the purchaser, received by Secured Parties and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Parties may resell the Collateral and Chex shall be credited with the proceeds of the sale;

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            (vii) incur expenses, including reasonable attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;

            (viii) perform any obligation of Chex hereunder and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses;

            (ix) make any reasonable compromise or settlement deemed desirable with respect to any or all of the Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any or all of the Collateral;

            (x) secure the appointment of a receiver of any or all of the Collateral;

            (xi) exercise any other or additional rights or remedies granted to Secured Parties under any other provision of this Agreement or exercisable by a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or under any other applicable law and take any other action which Secured Parties deem necessary or desirable to protect or realize upon their security interests in the Collateral or any part thereof; and/or

            (xii) appoint a third party (who may be an employee, officer or other representative of Secured Parties) to do any of the foregoing, or take any other action permitted hereunder, on behalf of Secured Parties.

         (b) If, pursuant to any law, prior notice of any action described in
Section 5.2(a) is required to be given to Chex, Chex hereby acknowledges that the minimum time required by such law, or if no minimum is specified, ten days, shall be deemed a reasonable notice period.

         (c) Any action or proceeding to enforce this Agreement may be taken by Secured Parties either in Chex's name or in Secured Parties' name, as Secured Parties may deem necessary.

         (d) All rights of marshaling of assets of Chex, including any such right with respect to the Collateral, are hereby waived by Chex.

         (e) Secured Parties shall incur no liability as a result of the sale of any or all of the Collateral at any private sale pursuant to Section 5.2(a) conducted in a commercially reasonable manner. Chex hereby waives any claims against Secured Parties arising by reason of the fact that the price at which any or all of the Collateral may have been sold at such a private sale was less than the price that might have obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Parties accept the first offer received and does not offer the Collateral to more than one offeree.

         5.3 AttorneyS-in-Fact. Upon the occurrence and during the continuation of an Event of Default, Chex hereby irrevocably constitutes and appoints Secured Parties as its true and lawful attorneys-in-fact to enforce all rights of Chex

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with respect to the Collateral, including the right to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Chex or, at the option of Secured Parties, in the name of Secured Parties, with the same force and effect as Chex could do if this Agreement had not been made. If Secured Parties shall so elect after the occurrence and during the continuation of an Event of Default hereunder, Secured Parties shall have the right at all times to settle, compromise, adjust, or liquidate all claims or disputes directly with Chex or any obligor of Chex upon such terms and conditions as Secured Parties may determine in their sole discretion, and to charge all costs and expenses thereof (including reasonable attorneys' fees and charges) to Chex's account and to add them to the Obligations whereupon such costs and expenses shall be and become part of the Obligations. This power of attorney is a power coupled with an interest and shall be irrevocable.

         5.4 Expenses; Interest. All costs and expenses (including reasonable attorneys' fees and expenses) incurred by Secured Parties in connection with exercising any actions taken under Article 5, together with interest thereon (to the extent permitted by law) computed at a rate of 10% per annum (or if less, the maximum rate permitted by law) from the date on which such costs or expenses are invoiced to and become payable by Chex, to the date of payment thereof, shall constitute part of the Obligations secured by this Agreement and shall be paid by Chex to Secured Parties within 10 days after written demand.

         5.5 No Impairment of Remedies. If under applicable law, Secured Parties proceed by either judicial foreclosure or by non-judicial sale or enforcement, Secured Parties may, at their sole option, determine which of their remedies or rights to pursue without affecting any of their rights and remedies under this Agreement. If, by exercising any right and remedy, Secured Parties forfeit any of their other rights or remedies, including any right to enter a deficiency judgment against Chex or any third party (whether because of any applicable law pertaining to "election of remedies" or the like), Chex nevertheless hereby consents to such action by Secured Parties. To the extent permitted by applicable law, Secured Parties also waive any claim based upon such action, even if such action by Secured Parties results in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Chex might otherwise have had but for such action by Secured Parties or the terms herein. Any election of remedies which results in the denial or impairment of the right of Secured Parties to seek a deficiency judgment against any third party shall not, to the extent permitted by applicable law, impair Chex's obligations hereunder. If Secured Parties bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement, Secured Parties may bid all or less than the amount of the Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether Secured Parties or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

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                                   ARTICLE 6.
                                 CERTAIN WAIVERS

         6.1 Modification of Obligations. Chex's liability hereunder shall not be reduced, limited, impaired, discharged or terminated if Secured Parties at any time with Chex's consent (or, to the extent permissible by the terms of the Loan Documents and law, without notice to or demand of Chex):

         (a) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms, or otherwise modifies any of the Obligations (including any payment terms);

         (b) extend or waive the time for Chex's performance of, or compliance with, any term, covenant or agreement on their part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

         (c) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any of the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;

         (d) request and accept other guaranties of any of the Obligations and take and hold security for the payment hereof or any of the Obligations;

         (e) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any of the Obligations, any other guaranties of any of the Obligations, or any other obligation of any third party with respect to any of the Obligations;

         (f) to the extent permitted by law, enforce and apply any security, if any, now or hereafter held by or for the benefit of Secured Parties in respect hereof or any of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Parties may have against any such security, in each case as Secured Parties in their discretion may determine, including foreclosure on any collateral pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable; or

         (g) exercise any other rights available to them under any of the Loan Documents, at law or in equity.

         6.2 Security InterestS Absolute. All rights of Secured Parties and the security interests hereunder, and all obligations of Chex hereunder, shall be absolute and unconditional irrespective of:

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         (a) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document, at law, in equity or otherwise) with respect to any of the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of any of the Obligations;

         (b) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, in any other Loan Document or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for any of the Obligations, in each case, whether or not in accordance with the terms hereof or any other Loan Document or any agreement relating to such other guaranty or security;

         (c) the application of payments received from any source (other than payments received from the proceeds of any security for any of the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness of Chex to Secured Parties other than the Obligations, even though Secured Parties might have elected to apply such payment to any part or all of the Obligations;

         (d) Secured Parties' consent to the change, reorganization or termination of the corporate structure or existence of Chex or any Pledged Entity and to any corresponding restructuring of any of the Obligations;

         (e) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Chex as an obligor in respect of any of the Obligations;

         (f) any Obligations or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; and

         (g) any defenses, set-offs or counterclaims which Chex may allege or assert against Secured Parties in respect of the Obligations.

         6.3 Certain Waivers. Except as provided in Section 7.16, Chex hereby waives any and all defenses afforded to a surety, including promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that Secured Parties protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Chex or any other third party or entity or any collateral securing any of the Obligations, as the case may be.

         6.4 Postponement of Subrogation. Chex agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payment made hereunder or otherwise, while this Agreement is in effect, unless such action is required to stay or prevent the running of any applicable statute of limitations. Any amount paid to Chex on account of any such subrogation rights prior to such time shall be held in trust for Secured Parties and shall immediately be paid to Secured Parties and credited and applied against the Obligations. Any time after this Agreement has terminated and if Chex has made payment to Secured Parties of all of the Obligations, or if an action is required to stay or prevent the running of any applicable statute of limitations, then, at Chex's request, Secured Parties will execute and deliver to Chex appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Chex of an interest in the Obligations resulting from such payment by Chex.

ARTICLE 7.
                                  MISCELLANEOUS

7.1 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Secured Parties, in care of:

         Whitebox Advisors, LLC
         3033 Excelsior Boulevard, Suite 300
         Minneapolis, Minnesota  55416
         Attention:  Jonathon Wood, Chief Financial Officer
         Facsimile:  (612) 253-6151
         E-mail:  jwood@whitebox-advisors.com

With a copy to:

         Messerli & Kramer P.A.
         150 South Fifth Street, Suite 1800
         Minneapolis, Minnesota  55402
         Attention:  Jeffrey C. Robbins, Esq.
         Facsimile:  (612) 672-3777
         E-mail:  jrobbins@mandklaw.com

If to Chex, in care of:

         Chex Services, Inc.
         11100 Wayzata Boulevard
         Suite 111
         Minnetonka, Minnesota 55305
         Attention:  Ijaz Anwar, Assistant Secretary
         Facsimile:  (952) 417-1996
         E-mail:    ianwar@chexss.com

With a copy to:

         Felhaber, Larson, Fenlon & Vogt, P.A.
         Attention:  Roger H. Frommelt, Esq.
         220 South Sixth Street
         Suite 2200
         Minneapolis, MN 55402
         Facsimile: (612) 338-4608
         E-mail:  rfrommelt@felhaber.com

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) on the date received in person, (b) on the date received by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) on the fourth business day following the date mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (d) on the next business day after being transmitted by telecopy or by other electronic means (including electronic mail). Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of notice to the other parties in the manner set forth hereinabove.

         7.2 Delay and Waiver; Remedies Cumulative. No failure or delay by Secured Parties in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver, permit, consent or approval of any kind or character on the part of Secured Parties of any breach or default under the Agreement or any waiver on the part of Secured Parties of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth. No right, power or remedy herein conferred upon or reserved to Secured Parties hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Secured Parties, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

         7.3 Entire Agreement. This Agreement and any agreement, document or instrument referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof.

         7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of its conflict of laws rules.

         7.5 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

         7.7 Waiver of Jury Trial. CHEX HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SECURED PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTIES TO MAKE THE LOAN.

         7.8 Consent to Jurisdiction. Each party hereto agrees that any legal action or proceeding with respect to or arising out of this Agreement may be brought in or removed to the federal or state courts located in Hennepin County, Minnesota, as Secured Parties may elect. By execution and delivery of this Agreement, each party hereto accepts, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Secured Parties to bring legal action or proceedings in any other competent jurisdiction. Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

         7.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.10 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below, shall constitute a single binding agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

         7.11 Benefit of Agreement. Nothing in this Agreement, express or implied, shall give or be construed to give, any person other than the parties hereto and their respective permitted successors, transferees and assigns any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and their respective permitted successors, transferees and assigns.

         7.12 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless the same shall be in writing and signed by each of the parties hereto. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

         7.13 Survival of Agreements. The provisions regarding the payment of expenses and indemnification obligations shall survive and remain in full force and effect regardless of the termination of this Agreement pursuant to Section 7.14.

         7.14 Release and Satisfaction. Upon the indefeasible payment (whether in cash and/or other consideration which is satisfactory to Secured Parties in their sole discretion) and performance in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and Secured Parties will return the Collateral, including all documentation evidencing or affecting the Collateral, and (ii) upon written request of Chex, Secured Parties shall execute and deliver to Chex, at Chex's expense and without representation or warranty by or recourse to Secured Parties, releases and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security.

         7.15 Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of Chex or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Chex or any substantial part of Chex's assets, or otherwise, all as though such payments had not been made.

         7.16 Limitation on Duty of Secured Parties with Respect to the Collateral. The powers conferred on Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty on Secured Parties or any of their designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by them hereunder, Secured Parties shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Secured Parties. Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Secured Parties accord their own property, it being expressly agreed, to the maximum extent permitted by applicable law, that Secured Parties shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Secured Parties may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

         IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

Chex:                                Secured Party:

Chex Services, Inc.                  Pandora Select Partners, L.P.


By       /s/ James Welbourn          By       /s/ Andrew Redleaf
  ----------------------------         ----------------------------------------

Its      President                   Its      Managing Partner
   ---------------------------          ---------------------------------------


                                     Secured Party:

                                     Whitebox Hedged High Yield Partners, L.P.

                                     By       /s/ Andrew Redleaf
                                       ----------------------------------------
                                     Its      Managing Partner
                                       ----------------------------------------

                                    EXHIBIT A
                         DESCRIPTION OF CHEX COLLATERAL


         Inventory: All inventory of Chex Services, Inc., a Minnesota corporation (the "Company"), as that term is defined in the Uniform Commercial Code, whether now owned or hereafter acquired or in which the Company obtains rights, whether consisting of whole goods, spare parts or components, supplies or materials whether acquired, held or furnished for sale, for lease or under contracts or for manufacture or processing, and wherever located;

         Equipment: All equipment of the Company, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, office and recordkeeping equipment, parts, tools, supplies and all other goods (except inventory) used or bought for use by the Company for any business or enterprise and including specifically (without limitation) all accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by the Company, and all of which is owned by the Company;

         Deposit Accounts and Other Cash: All deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose, and all other cash or marketable securities on hand, whether held in-vault or otherwise;

         Receivables: Each and every right of the Company to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, or of a loan, out of the overpayment of taxes or other liabilities, or any other transaction or event, whether such right to payment is created, generated or earned by the Company or by some other person who subsequently transfers his, her or its interest to the Company, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and other security interests) which the Company may at any time have by law or agreement against any account debtor or other person obligated to make such payment or against any property of such account debtor or other persons including, but not limited to, all present and future accounts, contract rights, chattel paper, bonds, notes and other debt instruments, and rights to payment in the nature of general intangibles;

         General Intangibles: All general intangibles of the Company whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Company's name, the Company's internet domain names and address and the goodwill of the Company's business.

         Securities: All securities and other equity interests owned by the Company, whether now owned or hereafter acquired, including shares of capital stock of any wholly owned or partially owned subsidiary of the Company.

         The Collateral shall include (i) all substitutes and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or use in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

                                    EXHIBIT B
                                IRREVOCABLE PROXY

         The undersigned hereby appoints __________________________________
("Secured Party"), as Proxy with full power of substitution, and hereby authorizes Secured Party to represent and vote (or to execute a consent in lieu of voting) all _________ shares of ___________ Stock, _____ par value, of _________________________, a ____________ corporation, as represented by
Certificate No. _____ (for ______ shares), together with any other shares or securities issued pursuant to a stock split or dividend, reorganization or other event affecting or relating to any of the foregoing shares, owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, that certain Security Agreement dated as of March 8, 2004 by and among Secured Parties and Chex Services, Inc., at any meeting or at any other time chosen by Secured Party in its sole discretion.

Date:                      , 20          Chex Services, Inc.
      ---------------------    -----


                                         By
                                           -----------------------------------

                                         Its
                                            ----------------------------------